EXHIBIT 10.21

                       NEUROBIOLOGICAL TECHNOLOGIES, INC.


                              [NTI LOGO GOES HERE]


                               RETENTION AGREEMENT


         WHEREAS,   Neurobiological   Technologies,   Inc.  ("NTI"),  wishes  to
encourage Lisa Carr, M.D. ("Dr. Carr"), to continue her employment with NTI for at least the next two (2) years, through and including February 1, 2001,

         IT IS HEREBY AGREED, EFFECTIVE February 1, 1999 AS FOLLOWS:

         Dr. Carr's Employment Agreement, as reflected in the counter-signed offer letter and amendment letter attached hereto as Exhibits A and B, is hereby further modified to provide the following additional incentive to Dr. Carr:

     1. In addition to her salary, NTI agrees to pay Dr. Carr a retention bonus in the amount of $100,000, less deductions required by law, on February 1, 2001, provided Dr. Carr has continued to serve as NTI's Vice-President, Medical Affairs.

     2. In the event that a change in control of the company results in Dr. Carr's involuntary termination prior to February 1, 2001, Dr. Carr will be entitled to the full $100,000 retention bonus, less deductions required by law. For purposes of this agreement, involuntary termination will be construed to include the following occurrences;

     a) Dr. Carr's work site is moved to another location which would add more than thirty (30) miles to the distance she currently commutes from her present home to NTI's headquarters in Richmond; and

     b) Dr. Carr's terms of employment are changed to require her to be present at NTI's headquarters in excess of three (3) days per week.

     3. Nothing in this agreement or in any prior letters/agreements is meant to imply that Dr. Carr or NTI has agreed that Dr. Carr's employment is for a specified term.

AGREED AND ACCEPTED BY


  /s/ Lisa Carr                                       July 12, 1999
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  Lisa Carr, M.D.                                     Date


  /s/ Paul E. Freiman                                 July 8, 1999
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  For Neurobiological Technologies, Inc.              Date
  Paul E. Freiman
  President and CEO